Exhibit 99.1

Contact: Ira M. Birns, Executive Vice President & Chief Financial Officer Glenn Klevitz Vice President, Assistant Treasurer 305-428-8000

World Fuel Services Corporation Reports Third Quarter 2016 Earnings
--- Aviation segment posts record results ---

MIAMI—October 27, 2016-- World Fuel Services Corporation (NYSE: INT) today reported third quarter net income of $42.7 million or $0.61 diluted earnings per share compared to $43.7 million or $0.62 diluted earnings per share in the third quarter of 2015.  Excluding the impact of certain non-recurring expenses, adjusted third quarter net income was $45.1 million or $0.65 adjusted diluted earnings per share. Non-GAAP net income and diluted earnings per share for the third quarter, excluding share-based compensation and amortization of acquired intangible assets were $57.2 million and $0.82, respectively, compared to $54.2 million and $0.77 in 2015.
“Our aviation segment posted record results in the third quarter driven by seasonally strong core resale operations in North America, Europe and Asia as well as continued strength in government-related fueling activities, illustrating the strength of our diversified portfolio as it served to offset continued weakness in the marine markets,” stated Michael J. Kasbar, chairman and chief executive officer of World Fuel Services Corporation. “As we continue to develop and integrate our broad-based global energy management, fulfillment and payment platforms, our focus on increasing operating efficiency and expanding our value-added service offerings will serve us well as we look to execute on our long-term growth initiatives.”
The company’s aviation segment generated gross profit of $111.7 million, an increase of $4.8 million or 4.5% year-over-year.  The company’s land segment posted gross profit of $87.8 million, an increase of $16.5 million or 23.2% year-over-year. The company’s marine segment generated gross profit of $37.2 million, a decrease of $11.4 million or 23.4% year-over-year.
“We again generated positive operating cash flow this quarter, further contributing to our strong liquidity profile,” said Ira M. Birns, executive vice president and chief financial officer. “As announced today, we also amended our credit facility, which increases the aggregate size of our revolving credit facility and term loan by approximately $500 million to $2.1 billion, extends the term of the facility to October 2021 and offers more favorable terms, all of which provides us with even greater flexibility to execute on our strategic growth initiatives.”

Non-GAAP Financial Measures
The non-GAAP financial measures exclude costs associated with share-based compensation, amortization of acquired intangible assets, expenses related to acquisitions and other related charges, deferred revenue purchase accounting adjustments, and termination of employment agreement primarily because we do not believe they are reflective of the Company’s core operating results. We believe the exclusion of share-based compensation from operating expenses is useful given the variation in expense that can result from changes in the fair value of our common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of our operating costs. Also, we believe the exclusion of the amortization of acquired intangible assets, the expenses related to acquisitions and other related charges, and termination of employment agreement expenses are useful for purposes of evaluating operating performance of our core operating results and comparing them period over period. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value.  Although this acquisition accounting requirement has no impact on our business or cash flows, it adversely impacts our reported GAAP revenue in the reporting periods following an acquisition. We believe that the exclusion of the deferred revenue purchase accounting adjustment is useful to investors as an additional means to reflect trends of our business and provides investors with financial information that facilitates comparison of both historical and future results.  We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating the ongoing financial performance of the Company and to provide greater transparency as supplemental information to our GAAP results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP diluted earnings per common share may not be comparable to the presentation of such metrics by other companies. Non-GAAP diluted earnings per common share is computed by dividing non-GAAP net income attributable to World Fuel and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested RSUs outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Information Relating to Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations about our strategic growth initiatives, operating efficiency, and expansion of our value-added service offerings.  These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the company’s Securities and Exchange Commission (“SEC”) filings, including the company’s Annual Report on Form 10-K filed with the SEC on February 16, 2016. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively integrate and derive benefits from acquired businesses, our ability to capitalize on new market opportunities, potential liabilities and the extent of any insurance coverage, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, loss of, or reduced sales, to a significant government customer, uninsured losses, the impact of natural disasters, adverse results in legal disputes, unanticipated tax liabilities, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the company’s SEC filings.  New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise.

About World Fuel Services Corporation
Headquartered in Miami, Florida, World Fuel Services is a global fuel logistics, transaction management and payment processing company, principally engaged in the distribution of fuel and related products and services in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBOs), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial, residential and government accounts.  The company also offers transaction management services which consist of card payment solutions and merchant processing services to customers in the aviation, marine and land transportation industries.  For more information, call 305-428-8000 or visit www.wfscorp.com.

-- Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts --

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
 (Unaudited - In millions, except per share data)

	As of
	September 30,	December 31,
	2016	2015
Assets:
Current assets:
Cash and cash equivalents	$872.3	$582.5
Accounts receivable, net	2,062.6	1,812.6
Inventories	484.5	359.1
Prepaid expenses	57.6	57.9
Short-term derivative assets, net	34.4	220.4
Other current assets	241.2	208.0
Current assets held for sale	—	5.5
Total current assets	3,752.5	3,246.0
Property and equipment, net	260.3	225.6
Goodwill	720.0	675.8
Identifiable intangible and other non-current assets	419.7	341.4
Non-current assets held for sale	—	36.5
Total assets	$5,152.5	$4,525.3
Liabilities:
Current liabilities:
Short-term debt	$28.8	$25.5
Accounts payable	1,558.6	1,349.6
Customer deposits	106.5	118.3
Accrued expenses and other current liabilities	254.3	255.2
Current liabilities held for sale	—	5.6
Total current liabilities	1,948.2	1,754.2
Long-term debt	1,110.1	746.7
Non-current income tax liabilities, net	86.0	87.7
Other long-term liabilities	31.4	25.8
Non-current liabilities held for sale	—	5.0
Total liabilities	3,175.7	2,619.4
Commitments and contingencies
Equity:
World Fuel shareholders' equity:
Preferred stock, $1.00 par value; 0.1 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100 shares authorized, 70.4 and 70.8 issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	0.7	0.7
Capital in excess of par value	418.0	435.3
Retained earnings	1,681.2	1,569.4
Accumulated other comprehensive loss	(138.3)	(109.5)
Total World Fuel shareholders' equity	1,961.6	1,895.9
Noncontrolling interest equity	15.2	10.0
Total equity	1,976.8	1,905.9
Total liabilities and equity	$5,152.5	$4,525.3

1.
Certain prior period amounts have been revised to reflect the impact of adjustments made to the Company's provision for income taxes and to correct the timing of previously recorded out-of-period adjustments.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
 (Unaudited – In millions, except per share data)

	For the Three Months ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue	$7,399.8	$7,810.7	$19,223.6	$23,647.8
Cost of revenue	7,163.1	7,584.0	18,546.9	23,017.1
Gross profit	236.7	226.7	676.7	630.7
Operating expenses:
Compensation and employee benefits	106.6	94.2	306.2	270.3
Provision for bad debt	1.5	1.6	5.4	5.2
General and administrative	70.3	64.5	200.2	179.6
	178.4	160.3	511.9	455.1
Income from operations	58.2	66.4	164.8	175.6
Non-operating expenses, net:
Interest expense and other financing costs, net	(10.3)	(7.9)	(26.0)	(21.5)
Other income, net	0.5	1.9	1.2	0.5
	(9.8)	(6.0)	(24.8)	(21.0)
Income before income taxes	48.4	60.4	140.1	154.6
Provision for income taxes	5.4	17.7	15.7	33.6
Net income including noncontrolling interest	43.0	42.7	124.4	121.0
Net income (loss) attributable to noncontrolling interest	0.3	(1.0)	0.1	(3.5)
Net income attributable to World Fuel	$42.7	$43.7	$124.3	$124.5

Basic earnings per common share	$0.62	$0.62	$1.79	$1.77

Basic weighted average common shares	69.1	70.0	69.4	70.5

Diluted earnings per common share	$0.61	$0.62	$1.78	$1.75

Diluted weighted average common shares	69.5	70.3	69.9	71.0

Comprehensive income:
Net income including noncontrolling interest	$43.0	$42.7	$124.4	$121.0
Other comprehensive (loss) income:
Foreign currency translation adjustments	(14.6)	(27.4)	(27.9)	(38.0)
Derivative instruments, net of income tax benefit of $4.8 and $1.7 for the three and nine months ended September 30, 2016, respectively	(7.7)	(1.1)	(2.8)	(1.1)
Other comprehensive (loss)	(22.4)	(28.5)	(30.7)	(39.1)
Comprehensive income including noncontrolling interest	20.7	14.2	93.7	81.9
Comprehensive income (loss) attributable to noncontrolling interest	1.4	(1.2)	1.9	(1.2)
Comprehensive income attributable to World Fuel	$19.3	$15.4	$91.9	$83.1

2.
Certain prior period amounts have been revised to reflect the impact of adjustments made to the Company's provision for income taxes and to correct the timing of previously recorded out-of-period adjustments.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In millions)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income including noncontrolling interest	$43.0	$42.7	$124.4	$121.0
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	21.7	16.4	58.4	47.0
Provision for bad debt	1.5	1.6	5.4	5.2
Gain on sale of held for sale assets and liabilities	—	—	(3.8)	—
Share-based payment award compensation costs	5.7	4.8	14.5	13.2
Deferred income tax provision (benefit)	(14.7)	3.9	(14.5)	6.9
Extinguishment of liabilities, net	(3.5)	(1.6)	(5.2)	(6.9)
Foreign currency losses, net	(14.1)	(11.8)	(18.3)	4.0
Other	(0.2)	0.9	2.6	2.3
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	17.8	312.0	(212.3)	261.9
Inventories	(79.1)	39.8	(89.3)	22.6
Prepaid expenses	(12.6)	(16.5)	(0.2)	(9.9)
Short-term derivative assets, net	17.9	(46.5)	192.5	119.0
Other current assets	26.2	2.2	(30.4)	(115.6)
Cash collateral with financial counterparties	15.8	(55.3)	128.8	93.9
Other non-current assets	6.8	(4.7)	13.6	3.2
Accounts payable	23.2	(264.2)	213.2	(213.4)
Customer deposits	5.4	27.5	(10.5)	(14.5)
Accrued expenses and other current liabilities	(43.3)	75.7	(144.5)	(19.2)
Non-current income tax, net and other long-term liabilities	1.8	20.7	(4.0)	4.7
Total adjustments	(23.8)	104.8	95.9	204.3
Net cash provided by operating activities	19.3	147.4	220.3	325.2
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired and other investments	(216.7)	(75.5)	(266.4)	(82.0)
Proceeds from sale of business	—	—	29.3	—
Capital expenditures	(5.6)	(14.5)	(28.9)	(36.4)
Other investing activities, net	—	—	6.9	4.4
Net cash (used in) investing activities	(222.4)	(90.0)	(259.2)	(114.0)
Cash flows from financing activities:
Borrowings of debt	1,233.1	1,568.0	2,810.6	4,169.0
Repayments of debt	(893.8)	(1,457.1)	(2,451.1)	(3,977.6)
Payments of senior revolving credit facility and senior term loan facility loan costs	—	—	—	(3.4)
Dividends paid on common stock	(4.2)	(4.2)	(12.5)	(11.1)
Purchases of common stock	—	(40.5)	(18.4)	(70.5)
Federal and state tax benefits resulting from tax deductions in excess of the compensation cost recognized for share-based payment awards	1.6	(1.5)	1.6	—
Purchases of common stock tendered by employees to satisfy the required withholding taxes related to share-based payment awards	(0.3)	0.2	(4.2)	(6.8)
Other financing activities, net	—	0.2	(0.2)	0.2
Net cash provided by financing activities	336.3	65.2	325.7	99.9
Effect of exchange rate changes on cash and cash equivalents	1.9	(2.7)	3.0	(3.8)
Net increase in cash and cash equivalents	135.2	119.9	289.9	307.3
Cash and cash equivalents, as of beginning of period	737.2	489.7	582.5	302.3
Cash and cash equivalents, as of end of period	$872.3	$609.6	$872.3	$609.6

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - In millions, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
Non-GAAP financial measures and reconciliation:	2016	2015	2016	2015
GAAP net income attributable to World Fuel	$42.7	$43.7	$124.3	$124.5
Expenses related to the acquisitions and other related charges, net of income taxes (1)	2.3	2.1	8.3	2.1
Deferred revenue purchase accounting adjustment, net of income taxes (2)	—	—	—	1.1
Termination of employment agreement, net of income taxes (3)	—	—	—	2.3
Adjusted net income attributable to World Fuel	$45.1	$45.8	$132.6	$130.0
Share-based compensation expense, net of income taxes (4)	4.0	3.3	9.9	8.5
Intangible asset amortization expense, net of income taxes (5)	8.2	5.1	21.0	13.9
Non-GAAP net income attributable to World Fuel	$57.2	$54.2	$163.5	$152.4

GAAP diluted earnings per common share	$0.61	$0.62	$1.78	$1.75
Expenses related to the acquisitions and other related charges, net of income taxes (1)	0.03	0.03	0.12	0.03
Deferred revenue purchase accounting adjustment, net of income taxes (2)	—	—	—	0.02
Termination of employment agreement, net of income taxes (3)	—	—	—	0.03
Adjusted diluted earnings per common share	$0.65	$0.65	$1.90	$1.83
Share-based compensation expense, net of income taxes (4)	0.06	0.05	0.14	0.12
Intangible asset amortization expense, net of income taxes (5)	0.12	0.07	0.30	0.20
Non-GAAP diluted earnings per common share	$0.82	$0.77	$2.34	$2.14

1.
The pre-tax amount of expenses related to acquisitions and other related charges was $2.6 million and $3.0 million for the three months ended September 30, 2016 and 2015, respectively, and $10.0 million and $3.0 million for the nine months ended September 30, 2016 and 2015, respectively.

2.	The pre-tax amount of deferred revenue purchase accounting adjustment was $1.5 million for the nine months ended September 30, 2015.

3.	The pre-tax amount of the termination of employment agreement was $3.8 million for the nine months ended September 30, 2015.

4.
The pre-tax amount of share-based compensation expense was $5.8 million and $4.8 million for the three months ended September 30, 2016 and 2015, respectively, and $14.5 million and $12.4 million for the nine months ended September 30, 2016 and 2015, respectively.

5.
The pre-tax amount of intangible asset amortization expense attributable to World Fuel was $10.3 million and $6.8 million for the three months ended September 30, 2016 and 2015, respectively, and $26.8 million and $21.1 million for the nine months ended September 30, 2016 and 2015, respectively.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENTS INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
Revenue:	2016	2015	2016	2015
Aviation segment	$2,969.2	$2,995.3	$7,810.2	$9,077.6
Land segment	2,509.8	2,427.3	6,375.9	7,055.9
Marine segment	1,920.7	2,388.1	5,037.5	7,514.3
	$7,399.8	$7,810.7	$19,223.6	$23,647.8
Gross profit:
Aviation segment	$111.7	$106.9	$298.9	$273.0
Land segment	87.8	71.3	261.7	213.5
Marine segment	37.2	48.6	116.0	144.3
	$236.7	$226.7	$676.7	$630.7
Income from operations:
Aviation segment	$52.6	$47.0	$123.8	$99.1
Land segment	13.9	19.1	64.0	65.2
Marine segment	10.3	17.5	32.8	57.3
	76.8	83.6	220.5	221.5
Corporate overhead - unallocated	(18.6)	(17.3)	(55.7)	(46.1)
	$58.2	$66.4	$164.8	$175.6

SALES VOLUME SUPPLEMENTAL INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
Volume (Gallons):	2016	2015	2016	2015
Aviation Segment	1,892.8	1,673.3	5,242.4	4,695.4
Land Segment	1,421.7	1,259.1	3,878.6	3,550.6
Marine Segment (1)	2,071.3	2,263.7	6,262.9	6,502.1
Consolidated Total	5,385.8	5,196.1	15,383.9	14,748.1

(1) Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons were 7.8 and 23.7 for the three and nine months ended September 30, 2016.

CONTACT:
World Fuel Services Corporation
Ira M Birns, 305-428-8000
Executive Vice President & Chief Financial Officer
Or
Glenn Klevitz, 305-428-8000
Vice President, Assistant Treasurer